UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52228	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2013, Sorrento Therapeutics, Inc. (the “Company”) issued an aggregate $1,850,000 principal amount of Convertible Promissory Notes (the “Notes”) to various investors. The Notes bear interest at 7% per annum and maturity date is April 15, 2017. In the event that the Company issues and sells shares of its equity securities to investors after the date of the Notes and on or before the maturity date in an equity financing with total proceeds to the Company of not less than $10,000,000, then the outstanding principal balance of the Notes shall automatically convert into such equity securities at a conversion price equal to the price per share paid by the investors purchasing the equity securities.

At any time after November 30, 2013 and until the Notes are no longer outstanding, the principal amount under the Notes shall be convertible into shares of Common Stock at the option of the holder, at any time. The principal amount of the Notes shall be converted based upon the ten (10) trading day volume weighted average closing price of the Common Stock for the trading days immediately prior to the date of receipt of notice of voluntary conversion. The form of Convertible Promissory Note is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1	Form of Convertible Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2013

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
Name: Richard Vincent
Title: Chief Financial Officer and Secretary